UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

I-many, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Filed by I-many, Inc.

Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

Subject Company: I-many, Inc.

Commission File No.: 000-30883

I-MANY, INC.

399 THORNALL STREET

EDISON, NEW JERSEY 08837

March 8, 2005

Dear Fellow Stockholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of I-many, Inc. stockholders to be held on March 30, 2005. Your Board of Directors has unanimously recommended that stockholders vote in favor of the proposed merger with Selectica, Inc.

Please help your company avoid the expense of further solicitation by voting TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

A. LEIGH POWELL

President and Chief Executive Officer

REMEMBER:

You can vote by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.